EXHIBIT 23.5

CONSENT OF SOUNDVIEW TECHNOLOGY GROUP, INC.

         We hereby consent to (i) the use of our opinion letter dated December 13, 1999 to the Board of Directors of Teltrend Inc. (the "Company") included as Appendix C to the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger involving the Company and Theta Acquisition Corp., a subsidiary of Westell Technologies, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              SOUNDVIEW TECHNOLOGY GROUP, INC.


                                              By:      /s/ Paul J. Mejean
                                                 -------------------------------
                                                       Name: Paul J. Mejean
                                                       Title: Managing Director


January 26, 2000